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                                                             EXHIBIT NO. 99.1(e)
                               MFS SERIES TRUST VI

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated February 3, 1995 as amended (the "Declaration"), of MFS Series Trust VI, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Global Equity Fund, a series of MFS Series Trust VI, to create an additional class of shares, within the meaning of Section 6.10 as follows

         1. The additional class of shares is designated "Class J Shares";

         2. Class J Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class J Shares, the method of determination of the net asset value of Class J Shares, the price, terms and manner of redemption of Class J Shares, and the relative dividend rights of holders of Class J Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class J Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of April, 1999 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

RICHARD B. BAILEY                            WALTER E. ROBB, III
--------------------------                   --------------------------
Richard B. Bailey                            Walter E. Robb, III
63 Atlantic Avenue                           35 Farm Road
Boston,  MA  02110                           Sherborn,  MA  01770


MARSHAL N. COHAN                             ARNOLD D. SCOTT
--------------------------                   --------------------------
Marshall N. Cohan                            Arnold D. Scott
2524 Bedford Mews Drive                      20 Rowes Wharf
Wellington, FL  33414                        Boston, MA  02110


LAWRENCE H. COHN                             JEFFREY L. SHAMES
--------------------------                   --------------------------
Lawrence H. Cohn                             Jeffrey L. Shames
45 Singletree Road                           38 Lake Avenue
Chestnut Hill,  MA  02167                    Newton, MA  02159


SIR J. DAVID GIBBONS                         J. DALE SHERRATT
--------------------------                   --------------------------
Sir J. David Gibbons                         J. Dale Sherratt
"Leeward"                                    86 Farm Road
5 Leeside Drive                              Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL                              WARD SMITH
--------------------------                   --------------------------
Abby M. O'Neill                              Ward Smith
200 Sunset Road                              36080 Shaker Blvd
Oyster Bay,  NY  11771                       Hunting Valley, OH 44022